UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LEOPARD CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEOPARD CAPITAL, INC.
1574 Gulf Rd  #1505
Point Roberts, WA  98281

NOTICE OF THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON
JANUARY 14, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Leopard Capital, Inc. will be held at 1574 Gulf Road, Point Roberts, Washington at 2:00 o'clock p.m., PST, on Tuesday, January 14, 2003 for the following purposes:

1.  To elect Directors.

2.  Ratification of Auditors

3.  To approve the adoption of the 2002 Stock Incentive Plan.

4.  Approval to grant discretionary authority to Leopard's Board of Directors to effect a reverse stock split of Leopard's common stock at a ratio within the range from one-for-two to one-for-twenty at any time prior to July 1, 2003.

5.  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 25, 2002 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof.

You are requested to complete, date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy.

By order of the Board of Directors

Terry G. Cook
President

Point Roberts, Washington
November 27, 2002

Important

Whether or not you expect to attend in person, we urge you to complete, sign and date the enclosed proxy at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly completing, signing, dating and returning the enclosed proxy in the enclosed return envelope will save the Company the expenses and extra work of additional solicitation.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

LEOPARD CAPITAL, INC.
1574 Gulf Rd  #1505
Point Roberts, Washington 98281

Proxy Statement
for Annual Meeting of Shareholders
January 14, 2003

This statement is furnished in connection with the solicitation by the Board of Directors of Leopard Capital, Inc. (hereinafter "Leopard" or the "Company") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held  at 1574 Gulf Road, Point Roberts, Washington at 2:00 p.m., PST, on Tuesday, January 14, 2003 and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to shareholders on or about December 6, 2002.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

As of the close of business on November 25, 2002, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 5,495,826 shares of Common Stock (hereinafter called "Common Stock") .  Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of shareholders of the Company.  Only shareholders of record at the close of business on November 25, 2002 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of the Company's stock entitled to vote shall constitute a quorum for the transaction of business.  A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office.  A majority of votes properly cast upon any question other than election of directors shall decide the question.  Abstentions and broker non-vote shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.  Brokers and nominees, under applicable law, may vote shares for which no instructions have been given in their discretion in the election of directors.  The Company will bear all cost and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders.  In addition to the solicitation of proxies by use of the mails, the directors, officers, and employees of the Company, without additional compensation, may solicit proxies personally or by telephone or fax.

Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

Leopard Capital, Inc.	Page 1 of 12	Proxy Statement

Proposal 1.  Election of Directors

At the January 14, 2003 Annual Meeting of Shareholders, a Board of Directors consisting of two members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.  Each of the current directors of the Company is a nominee for re-election.

Nominees

CAM DALGLIESH, age 59, has been a director of the Company since 1998.  Mr. Dalgliesh is an independent businessman with experience in several small and medium sized businesses, including Factory Direct Sports, a direct marketing company which markets all types of sporting goods.  In addition, Mr. Dalgliesh is currently an officer and a director of Cougar Holdings Inc.  Mr. Dalgliesh is a graduate of the University of Alberta (B.A.).

TERRY G. COOK, age 53, has been a director of the Company since 1998.  Mr. Cook has over 20 years experience in creating and building small and medium sized businesses and real estate ventures as a result of his work with Stanford Capital, Inc.  Mr. Cook has been the President and a Director of Stanford Capital, Inc. (formerly Westridge Capital Inc.), a management and investment company, since 1978.  In addition, Mr. Cook is currently an officer and a director of Cougar Holdings Inc. and is a graduate of Harvard Business School where he received an MBA in 1974.

Board and Committee Meetings

The Board held two meetings during fiscal year 2002 and two meetings during fiscal year 2001.  Each Director whose re-election is proposed and who served as a member of the Board during fiscal year 2002 and 2001 attended 100% of the aggregate number of meetings of the Board and of the committees of which he is a member.

The Company's Board of Directors has formally designated two committees: an Audit Committee; and a Compensation Committee.  The company does not have a nominating committee.

The Audit Committee and the Compensation Committee each consisted of Mr. Dalgliesh and Mr. Cook for fiscal year 2002 and fiscal year 2001.  The Audit Committee generally engages in oversight of the structure of the Company's internal controls, reviews the selections of the independent auditors, reviews the annual audit plan, and oversees the Company's financial reporting.  However, the responsibility to review and approve internal accounting and controls; quarterly financials; registration statements; reports to the SEC; financial press releases; cost of conduct; and any other legal/ethics audit (except as these matters have a direct bearing on the duties stated above) remain the responsibility of the full Board of Directors.  Mr Dalgliesh and Mr. Cook will serve on the Audit Committee for fiscal year 2003.

Report of the Audit Committee

The Board of Directors maintains an Audit Committee comprised of two (2) of the Company's directors.

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(i) reviewed and discussed the audited financial statements with management;

Leopard Capital, Inc.	Page 2 of 12	Proxy Statement

(ii) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 as modified and supplemented (Audit Committee Communications); and

(iii) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Terry G. Cook

Cam Dalgliesh

Security Ownership of Certain Beneficial Owners and Management

As of the close of business on November 25, 2002, based on information available to us, the following persons owned beneficially more than 5% of our outstanding common shares:

5% or Greater Shareholders

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook	4,950,586	90.08%
	10655 NE 4th Street, Suite 400
	Bellevue, WA 98004

(1) Based on 5,495,826 shares of common stock outstanding as of November 25, 2002.

The table below lists as of November 25, 2002, all of our directors and executive officers who beneficially owned our voting securities and the amount of our voting securities owned by the directors and executive officers as a group.

Leopard Capital, Inc.	Page 3 of 12	Proxy Statement

Security Ownership of Management

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook, President and Director	4,950,586	90.08%
	10655 NE 4th Street, Suite 400
	Bellevue, WA 98004

Common	Cam Dalgliesh, Director	0	0.00%
	1574 Gulf Road, #1505,
	Point Roberts, WA 98281

Total Directors and Officers		4,950,586	90.08%

(1) Based on 5,495,826 common shares outstanding as of November 25, 2002.

Executive Compensation

The following table sets forth the compensation paid by us to our principal executive officers for fiscal years ending 2001, 2000 and 1999

SUMMARY COMPENSATION TABLE
		Annual compensation			Long-term compensation
					Awards		Payouts
Name and principal position	Year	Salary ($)	Bonus ($)	Other annual compen- sation ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)

Terry G. Cook, President	2002 (1)	0	0	0	0	0	0	0

Terry G. Cook, President	2001	0	0	12,000	0	0	0	0

Terry G. Cook, President	2000	0	0	0	0	0	0	0

Terry G. Cook, President	1999	0	0	0	0	0	0	0

(1) Nine month period ended September 30, 2002

Leopard Capital, Inc.	Page 4 of 12	Proxy Statement

Future compensation of officers will be determined by the Compensation Committee based upon financial condition and performance of the Company, the financial requirements of the Company, and upon individual performance of each officer.  The Compensation Committee intends to ensure that the salaries paid to the Company's officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of the individual officers.

No retirement, pension, profit sharing, or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.  The 2002 Stock Incentive Plan was approved by the Compensation Committee and the Board of Directors on November 21, 2002.

Certain Relationships and Related Transactions

Leopard Capital, Inc. incurred $12,000 in management fees from Hudson Capital Corporation in fiscal 2001 and extinguished that debt by issuing shares to Hudson.  Mr. Terry G. Cook is the President and major shareholder of Hudson Capital Corporation.

Compensation of Directors

The Company has no formal plan for compensating its Directors for their service in their capacity as Directors.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.  The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director.  During fiscal 2001, no Director received and/or accrued any compensation for his services as a Director, including committee participation and/or special assignments.

Employment Contracts

The Company has no employment contracts with any of its executive officers.

Independent Public Accountants

The firm of McLean Majdanski, Chartered Accountants, served as the Company's independent accountants for the fiscal year ended December 31, 2001.

Audit Fees

Audit Fees for fiscal year 2001 totaling $4,812, which included fees for the review and examination of Leopard's financial statements and consultations on accounting matters related to the financial statements.

Financial Information Systems Design and Implementation Fees

Mclean Majdanski, Chartered Accountants did not provide any services to the Company for financial information systems design and implementation in fiscal 2001.

Leopard Capital, Inc.	Page 5 of 12	Proxy Statement

All Other Fees

The aggregate fees billed to Leopard by McLean Majdanski, Chartered Accountants for all other non-audit services for fiscal 2001 were zero.

The Audit Committee has concluded the provision of the non-audit services listed as "All Other Fees" above is compatible with maintaining the independence of McLean Majdanski, Chartered Accountants.

Proposal 2.  Ratification of Appointment of Independent Auditors

The Board of Directors has appointed McLean Majdanski, Chartered Accountants as the Company's independent public accountants to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 2001 and 2002.  McLean Majdanski, Chartered Accountants have audited the Company's financial statements since the fiscal year ended December 31, 1997.

Representatives of McLean Majdanski, Chartered Accountants are expected to be available for the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.  If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of McLean Majdanski, Chartered Accountants as independent auditors of the Company for the fiscal years ended December 31, 2001 and 2002.

Proposal 3.  Adoption of the 2002 Stock Incentive Plan

On November 21, 2002, the Board of Directors of the Company unanimously adopted the 2002 Stock Option Plan for the Company (the "Plan").  Under the Plan, the Compensation Committee (as hereinafter defined), in its discretion may grant common stock or stock options to purchase common stock of the Company to key employees, consultants, and non-employee directors of the Company.  The Company has reserved 825,000 shares of common stock for the grant of options under the Plan, subject to anti-dilution provisions.

At the annual meeting, the shareholders will be requested to approve the Plan.  The Board recommends approval of the Plan in order to assist the Company to attract, retain and compensate highly competent key employees, non-employee directors and consultants ("employee(s)") and to act as an incentive in motivating selected key employees, non-employee directors and consultants of Leopard Capital, Inc. to achieve long-term corporate objectives, by awarding certain options ("Stock Options") to purchase the Company's common stock, $0.001 par value ("Common Stock"), and to receive grants of Common Stock subject to certain restrictions ("Awards").  A copy of the 2002 Stock Incentive Plan may be obtained upon written request to the Company at 1574 Gulf Rd. #1505, Point Roberts, Washington 98281.

Leopard Capital, Inc.	Page 6 of 12	Proxy Statement

Summary of Plan Provisions

The following is a summary of the terms of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan.

Participation

Participants in the Plan shall be such employees, consultants, and non-employee directors of the Company as the Committee, may designate from time to time, including any employee of an entity acquired by or merged into the Company pursuant to the assumption, replacement or substitution of awards previously issued by such entity.

Administration

This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").  Except for the terms and conditions explicitly set forth in this Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan including selection of the individuals to be granted Awards or Stock options, the number of shares to be subject to each grant, the date of grant, the termination of the stock options or Awards, the stock option term, vesting schedules, and all other terms and conditions thereof.  All or part of any Award shall be subject to conditions and restrictions established by the Committee and set forth in the Award Agreement, which may include continuous service with the Company and/or the achievement of Performance Goals over a specified Performance Period.

Shares Subject to the Plan

The stock to be offered under the Plan shall be shares of the Company's authorized Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board of Directors may from time to time determine.

Common Stock Awards

The Compensation Committee shall have complete authority, subject to the express provisions of this Plan, to grant Awards pursuant to the Plan, determine the number of shares of Common Stock subject to each Award, to determine the terms and conditions of each Award, including the consideration (if any) to be paid, and to establish and modify performance criteria for Awards.

If an Employee's employment with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to provisions with respect to the Employee's Death, Disability or Retirement, or Change of Control, all shares of Common Stock subject to the Award shall be immediately forfeited, and the Employee shall have no further rights with respect to the Award.

Amendments to the Plan

The Board of Directors may amend, suspend, or discontinue this Plan, but may not, without the approval of the Company's common shareholders, make any amendment thereof which operates: (a) to increase the total number of shares which may be granted under this Plan, (b) to extend the terms of this Plan or the maximum option period provided in this Plan, (c) to materially modify the requirements as to eligibility for participation in this Plan, or (d) to materially increase the benefits accruing to Participants under this Plan.

Leopard Capital, Inc.	Page 7 of 12	Proxy Statement

Rights as Shareholder

The Holder of the stock option or Award shall have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option or Award until the date of the issuance of the stock certificate for such shares.

Assignability

Any stock options granted or Awards made under this Plan shall be null and void in the event that the stock options or Awards are transferred, assigned or otherwise disposed of by a Participant to any party, other than to the Company.

A copy of the complete text of the Company's 2002 Stock Incentive Plan may be obtained by sending a written request to Leopard Capital, Inc., 1574 Gulf Rd. #1505, Point Roberts, Washington 98281.

The Board of Directors recommends a vote "FOR" the proposal to adopt  the 2002 Stock Incentive Plan.

Proposal 4.  Reverse Stock Split

Approval to grant discretionary authority to Leopard's Board of Directors to effect a reverse stock split of Leopard's common stock at a ratio within the range from one-for-two to one-for-twenty at any time prior to July 1, 2003.

General

In order to reduce the number of shares of common stock outstanding, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to effect a reverse split of Leopard's common stock.  The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-two to one-for-twenty, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split.  Approval of this reverse stock split proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to July 1, 2003.  In addition, approval of this reverse stock split proposal would also give the Board of Directors authority to decline to implement a reverse stock split prior to such date or at all.

If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, the reverse split would not change the number of authorized shares of common stock or the par value of Leopard's common stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

Leopard Capital, Inc.	Page 8 of 12	Proxy Statement

Purpose

In order to reduce the number of shares of Leopard's common stock outstanding and thereby attempt to enhance the ability of the Company to use its shares to acquire or merge with an attractive operating company, the Board of Directors believes that it is in the best interests of Leopard's stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

The Board of Directors considered that Leopard's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.  If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of Leopard and its stockholders at that time.  In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range.  These determinations will be made by the Board of Directors to create the greatest marketability of Leopard's common stock based on prevailing market conditions at that time.  No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.  If the Board of Directors does not implement a reverse stock split prior to July 1, 2003, the authority granted in this proposal to implement a reverse stock split on these terms will terminate.  The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of Leopard and its stockholders.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Leopard's common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Leopard's common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Leopard common stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Leopard common stock (the "Old Shares") outstanding before the reverse stock split.

Accordingly, the total market capitalization of Leopard's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Leopard's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.  In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract investors.

A decline in the market price for Leopard's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of Leopard's common stock could be adversely affected following a reverse stock split.

Leopard Capital, Inc.	Page 9 of 12	Proxy Statement

The market price of Leopard's common stock will also be based on Leopard's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Leopard's common stock declines, the percentage decline as an absolute number and as a percentage of Leopard's overall market capitalization may be greater than would occur in the absence of a reverse stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of Leopard's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters

If approved and effected, the reverse stock split would have the following effects:

(i) depending on the exact reverse stock split ratio selected by the Board of Directors, between 2 and 20 Old Shares owned by a stockholder would be exchanged for one (1) New Share;

(ii) the number of shares of Leopard's common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

(iii) the number of shares reserved for issuance under Leopard's 2002 Stock Incentive Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of Leopard's common stock and the ratio will be the same for all of Leopard's common stock.  The reverse stock split will affect all of Leopard's stockholders uniformly and will not affect any stockholder's percentage ownership interests in Leopard, except to the extent that the reverse stock split results in any of Leopard's stockholders owning a fractional share.

Fractional Shares

Any fractional shares of common stock resulting from the reverse split will "round up" to the nearest whole number.  No cash will be paid to any holders of fractional interests in the company.

If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of Leopard's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Leopard Capital, Inc.	Page 10 of 12	Proxy Statement

Authorized Shares

Upon the effective date of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of Leopard's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors.  As of November 21, 2002, Leopard had 200,000,000 shares of common stock authorized and 5,495,826 shares of common stock issued and outstanding.  Authorized but unissued shares will be available for issuance, and Leopard may issue such shares in financings or otherwise.  If Leopard issues additional shares, the ownership interest of holders of Leopard's common stock may also be diluted.  Also, the issued shares may have rights, preferences or privileges senior to those of Leopard's common stock.

Accounting Matters

The reverse stock split will not affect the par value of Leopard's common stock.  As a result, as of the effective time of the reverse stock split, the stated capital on Leopard's balance sheet attributable to Leopard's common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of Leopard's common stock will be restated because there will be fewer shares of Leopard's common stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Leopard's Board of Directors or contemplating a tender offer or other transaction for the combination of Leopard with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate Leopard's shares of common stock or obtain control of Leopard.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split on or prior to July 1, 2003, each outstanding share of the Company will automatically be converted on the effective date at the applicable reverse stock split ratio.  Stockholders will be notified as soon as practicable that the reverse split has been effected.  It will not be necessary for shareholders of the Company to exchange their existing stock certificates.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

Leopard Capital, Inc.	Page 11 of 12	Proxy Statement

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split.  The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor.  The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Leopard's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all or the potential tax consequences to him or her of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of Leopard's common stock entitled to vote on this proposal will be required for approval of this proposal.  The Board of Directors recommends a vote "FOR" the proposal to grant discretionary authority to Leopard's Board of Directors to effect a reverse stock split of Leopard's common stock at a ratio within the range from one-for-two to one-for-twenty at any time prior to July 1, 2003.

Proposal 5.  Other Matters

As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Company did not receive timely notice.

Annual Report & Form 10-KSB

A copy of the Company's Audited Financial Statements for the fiscal year ended Dec. 31, 2001 and the Company's Unaudited Financial Statements for the nine month period ended September 30, 2002 accompanies this Proxy Statement.  No portion of the Financial Statements are incorporated herein and no portion is to be considered proxy soliciting material.  The Company will furnish without charge to each person whose proxy is being solicited, upon written request, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission.  Requests for copies of such report should be directed to Leopard Capital, Inc., 1574 Gulf Rd. #1505, Point Roberts, Washington 98281.

Leopard Capital, Inc.	Page 12 of 12	Proxy Statement

LEOPARD CAPITAL, INC
1574 Gulf Rd. #1505, Point Roberts, Washington 98281
Fax:  (604) 530-0156

PROXY

This proxy is solicited by management of the Company and will be used at the Annual Meeting of Shareholders at 1574 Gulf Road, Point Roberts, Washington at 2:00 p.m., PST, on Tuesday, January 14, 2003.

The undersigned nominates, constitutes and appoints Terry G. Cook and Cam Dalgliesh, and each of them proxies of the undersigned, with the full power of substitution to attend, act and vote in respect of all shares held by the undersigned at the annual meeting of shareholders of the Company to be held on January 14, 2003, or any adjournment or adjournments thereof, with all powers the undersigned would have if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made as to a particular proposal, this proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote "FOR" each proposal.

1.	Elect Directors
Nominees: Cam Dalgliesh, Terry G. Cook

	( ) FOR ALL NOMINEES LISTED ABOVE, (EXCEPT AS MARKED TO THE CONTRARY)		( ) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

To withhold authority for any individual nominee, write that nominee's name on the space provided below:

2.	Ratify the selection of McLean Majdanski, Chartered Accountants as independent auditors of the Company for the fiscal years ended December 31, 2001 and 2002.

	( ) FOR	( ) AGAINST	( ) ABSTAIN

3.	Approve the adoption of the 2002 Stock Incentive Plan.

	( ) FOR	( ) AGAINST	( ) ABSTAIN

4.	Approval to grant discretionary authority to Leopard's Board of Directors to effect a reverse stock split of Leopard's common stock at a ratio within the range from one-for-two to one-for-twenty at any time prior to July 1, 2003.

	( ) FOR	( ) AGAINST	( ) ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Sign exactly as your name appears hereon.  When signing in a representative or fiduciary capacity, indicate title.  If shares are held jointly, each holder should sign.  For a Company, the full Company name should be signed by a duly authorized officer who should state his/her title.  For a partnership, an authorized person should sign in the partnership name.  You may fax your proxy to:  1-604-530-0156

Signature	Name - (PLEASE PRINT)	Date

Signature, if held jointly	Name - (PLEASE PRINT)	Date